Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:

James C. Hagan, President and CEO

Guida R. Sajdak, Executive Vice President and CFO

Meghan Hibner, Vice President and Investor Relations Officer

413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS RESULTS FOR THREE AND NINE MONTHS
ENDED SEPTEMBER 30, 2019 AND DECLARES QUARTERLY CASH DIVIDEND

Westfield, Massachusetts, October 22, 2019: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced today the unaudited results of operations for the three and nine months ended September 30, 2019. For the three months ended September 30, 2019, the Company reported net income of $3.2 million, or $0.12 diluted earnings per share, compared to net income of $3.9 million, or $0.14 diluted earnings per share, for the three months ended September 30, 2018. On a linked quarter basis, net income was $3.2 million, or $0.12 diluted earnings per share, as compared to net income of $3.3 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2019. For the nine months ended September 30, 2019, net income was $9.9 million, or $0.38 diluted earnings per share, compared to net income of $12.6 million, or $0.43 diluted earnings per share, for the nine months ended September 30, 2018.

The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on or about November 20, 2019 to shareholders of record on November 6, 2019.

“We are pleased to report continued strong loan growth and core deposit growth during the third quarter of 2019,” stated James Hagan, President and CEO. “Growing and managing our balance sheet in this interest rate environment is a driving factor to our success, and we continue to make investments to promote long-term franchise value for the Company and our shareholders. The net interest margin was under pressure during the first nine months of 2019, however, our balance sheet is positioned to take advantage of an expected decrease in short-term interest rates as we go into the last quarter of 2019,” Mr. Hagan added.

Mr. Hagan concluded, “We continue to believe our repurchase of 1.9 million shares during the first nine months of 2019 and our ongoing quarterly dividend enhances shareholder value. We are also working to further enhance our profitability through continued prudent loan and core deposit growth along with our previously announced strategic expansion in the Connecticut marketplace.”

Key Highlights:

•	Loans: Total loans as of September 30, 2019 were $1.8 billion, an increase of $54.7 million, or 3.2%, from December 31, 2018. Average loans increased $50.7 million, or 3.0%, from the three months ended June 30, 2019 to the three months ended September 30, 2019.

•	Deposits: Total deposits increased $73.5 million, or 4.6%, from December 31, 2018 to September 30, 2019.

•	Core Deposits: Core deposits increased $46.7 million, or 4.8%, from June 30, 2019, and increased $77.4 million, or 8.3%, from December 31, 2018. At September 30, 2019, non-interest bearing deposit accounts represented 23% of total deposits. Although there is seasonal fluctuation typically experienced in the third quarter of each year, average core deposits increased $12.9 million, or 1.3%, from the three months ended June 30, 2019 to the three months ended September 30, 2019, after increasing $22.3 million, or 2.4%, from the three months ended March 31, 2019 to the three months ended June 30, 2019. The loan-to-deposit ratio decreased from 106.3% at December 31, 2018 to 104.9% at September 30, 2019.

•	Allowance for Loan Losses and Credit Quality: Allowance for loan losses as a percentage of total loans was 0.76% and 0.71% at September 30, 2019 and December 31, 2018, respectively. Non-performing loans decreased from $13.5 million, or 0.79% of total loans, at December 31, 2018 to $11.1 million, or 0.63% of total loans, at September 30, 2019.

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•	Net Interest Margin: The net interest margin was 2.88% for the three months ended September 30, 2019, compared to 2.89% for the three months ended June 30, 2019. The net interest margin, on a tax-equivalent basis, was 2.91% for the three months ended September 30, 2019, compared to 2.92% for the three months ended June 30, 2019. Consistent with the rest of the banking industry, we continue to address funding cost headwinds and are focused on acquiring the most cost effective funding sources to fund our loan growth momentum. In order to address the margin compression, we intend to continue focusing on attracting lower cost core deposits, which typically also generate fee income for the Company.

•	Non-interest Expense: Non-interest expense decreased $400,000, or 3.3%, from the three months ended June 30, 2019 to the three months ended September 30, 2019 and represented 2.18% of average assets as of September 30, 2019. Non-interest expense has remained relatively flat over the last three quarters. We have maintained these levels as we continue to invest in our Company in order to generate and handle the significant growth in loans and deposits realized over the last two quarters.

•	Repurchases: During the nine months ended September 30, 2019, the Company repurchased approximately 1.9 million shares under its previously approved repurchase plan. As of September 30, 2019, there were 1,126,866 shares available to repurchase under the plan.

•	Capital Management: Book value per share was $8.73 at September 30, 2019, compared to $8.35 at December 31, 2018, while tangible book value per share increased $0.36, or 4.6%, from $7.78 at December 31, 2018 to $8.14 at September 30, 2019. As of September 30, 2019, the Company’s and the Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Net Income for the Three Months Ended September 30, 2019 Compared to the Three Months Ended June 30, 2019

The Company reported net income of $3.2 million, or $0.12 diluted earnings per share, for the three months ended September 30, 2019, compared to net income of $3.3 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2019. Return on average assets and return on average equity were 0.60% and 5.53% respectively, for the three months ended September 30, 2019, as compared to 0.62% and 5.76%, respectively, for the three months ended June 30, 2019.

Net Interest Income and Net Interest Margin

On a sequential quarter basis, net interest income increased $327,000, or 2.3%, to $14.5 million for the three months ended September 30, 2019, from $14.2 million for the three months ended June 30, 2019. The increase in net interest income was due to an increase in interest and dividend income of $589,000, or 2.9%, partially offset by an increase in interest expense of $262,000, or 4.4%. The increase in interest expense was due to an increase in interest expense on Federal Home Loan Bank (“FHLB”) borrowings of $175,000, or 10.6%, and an increase in interest expense on deposits of $87,000, or 2.0%.

The net interest margin was 2.88% for the three months ended September 30, 2019, compared to 2.89% for the three months ended June 30, 2019. The net interest margin, on a tax-equivalent basis, was 2.91% for the three months ended September 30, 2019, compared to 2.92% for the three months ended June 30, 2019. The amortization of purchase accounting adjustments related to the merger with Chicopee Bancorp, Inc. (“Chicopee”) increased net interest income by $154,000 during the three months ended September 30, 2019, compared to a decrease in net interest income of $79,000 during the three months ended June 30, 2019. Excluding purchase accounting adjustments, the net interest margin was 2.85% for the three months ended September 30, 2019 and 2.91% for the three months ended June 30, 2019.

The average yield on interest-earning assets remained unchanged at 4.15% for the three months ended September 30, 2019 and the three months ended June 30, 2019. Excluding purchase accounting adjustments, the average yield on interest-earning assets decreased five basis point from 4.17% for the three months ended June 30, 2019 to 4.12% for the three months ended September 30, 2019.

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The average cost of funds increased two basis points from 1.62% for the three months ended June 30, 2019 to 1.64% for the three months ended September 30, 2019. The average cost of core deposits, including non-interest bearing demand deposits, increased one basis point to 32 basis points for the three months ended September 30, 2019, from 31 basis points for the three months ended June 30, 2019. The average cost of time deposits increased four basis points from 2.14% for the three months ended June 30, 2019 to 2.18% for the three months ended September 30, 2019. The average cost of borrowings decreased 12 basis points from 3.02% for the three months ended June 30, 2019 to 2.90% for the three months ended September 30, 2019. Average demand deposits, an interest-free source of funds, increased $5.3 million, or 1.5%, from $363.3 million, or 22.2% of total average deposits, for the three months ended June 30, 2019, to $368.6 million, or 22.5% of total average deposits, for the three months ended September 30, 2019.

During the three months ended September 30, 2019, average interest-earning assets increased $35.0 million, or 1.8%, to $2.0 billion. The increase in average interest-earning assets was primarily due to an increase in average loans of $50.7 million, or 3.0%, partially offset by a decrease in average securities of $10.1 million, or 4.1%.

Provision for Loan Losses

The provision for loan losses increased $925,000 to $1.3 million for the three months ended September 30, 2019 from $350,000 for the three months ended June 30, 2019. The Company recorded net charge-offs of $426,000 for the three months ended September 30, 2019, as compared to net recoveries of $194,000 for the three months ended June 30, 2019. Also contributing to the increase in the general reserves was an increase in total loans of $29.4 million, or 1.7%. During the three months ended September 30, 2019, the Company reported charge-offs of $470,000, offset partially by recoveries totaling $44,000.

Non-Interest Income

On a sequential quarter basis, non-interest income increased $94,000, or 3.7%, to $2.6 million for the three months ended September 30, 2019, from $2.5 million for the three months ended June 30, 2019. The increase in non-interest income was primarily due to an increase in service charges and fees of $168,000, or 9.1%. For the three months ended June 30, 2019, service charges and fees included $110,000 in non-recurring interchange fee income. In addition, non-interest income for the three months ended September 30, 2019 included approximately $180,000 in seasonal non-interest income. The increase in service charges and fees was partially offset by a decrease in other income of $151,000, or 73.3%, due to a decrease in swap fees and a decrease in income from bank-owned life insurance (“BOLI”) of $34,000, or 7.1%. During the three months ended September 30, 2019, the Company reported unrealized gains on marketable equity securities of $45,000 and realized gains on the sale of securities of $49,000, compared to unrealized gains on marketable equity securities of $79,000 and realized losses on the sale of securities of $96,000 during the three months ended June 30, 2019.

Non-Interest Expense

For the three months ended September 30, 2019, non-interest expense decreased $400,000, or 3.3%, to $11.7 million, or 2.18% of average assets, from $12.1 million, or 2.31% of average assets, for the three months ended June 30, 2019. The decrease in non-interest expense was primarily due to a decrease in Federal Deposit Insurance Corporation (“FDIC”) insurance expense of $231,000, or 97.9%, and a decrease in other non-interest expense of $101,000, or 5.2%, along with a decrease in professional fees of $61,000, or 10.0%, a decrease in occupancy expense of $23,000, or 2.3%, a decrease in advertising expense of $6,000, or 1.6%, and a decrease in furniture and equipment of $3,000, or 0.7%. The decrease in the FDIC insurance expense was due to the small bank credit applied to quarterly assessments by the FDIC in the third quarter of 2019. Small bank credits will automatically be applied each quarter that the reserve ratio is at least 1.38%, up to the full amount of a small bank's credit or assessment, whichever is less. These decreases were partially offset by an increase in salaries and benefits of $17,000, or 0.2%, and an increase in data processing of $8,000, or 1.1%. For the three months ended September 30, 2019, the efficiency ratio was 68.9%, compared to 72.5% for the three months ended June 30, 2019.

Income Tax Provision

The Company’s effective tax rate decreased to 21.8% for the three months ended September 30, 2019, from 23.0% for the three months ended June 30, 2019.

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Net Income for the Three Months Ended September 30, 2019 Compared to the Three Months Ended September 30, 2018

The Company reported net income of $3.2 million, or $0.12 diluted earnings per share, for the three months ended September 30, 2019, compared to net income of $3.9 million, or $0.14 diluted earnings per share, for the three months ended September 30, 2018. Return on average assets and return on average equity were 0.60% and 5.53%, respectively, for the three months ended September 30, 2019, as compared to 0.74% and 6.42%, respectively, for the three months ended September 30, 2018.

Net Interest Income and Net Interest Margin

Net interest income decreased $77,000, or 0.5%, to $14.5 million, for the three months ended September 30, 2019, from $14.6 million for the three months ended September 30, 2018. The decrease in net interest income was due to an increase in interest expense of $1.3 million, or 25.5%, partially offset by an increase in interest and dividend income of $1.2 million, or 6.1%. The increase in interest expense was primarily due to a $1.4 million, or 44.0%, increase in interest expense on deposits, partially offset by a decrease of $84,000, or 4.4%, in interest expense on FHLB borrowings.

Net interest income for the three months ended September 30, 2018 included $62,000 in negative purchase accounting adjustments, compared to $154,000 in positive purchase accounting adjustments during the three months ended September 30, 2019. Excluding these adjustments, net interest income decreased $293,000, or 2.0%, from $14.7 million during the three months ended September 30, 2018, compared to $14.4 million during the three months ended September 30, 2019.

The net interest margin was 2.88% for the three months ended September 30, 2019, compared to 2.94% for the three months ended September 30, 2018. The net interest margin, on a tax-equivalent basis, was 2.91% for the three months ended September 30, 2019, compared to 2.96% for the three months ended September 30, 2018. The amortization of purchase accounting adjustments related to the merger with Chicopee decreased net interest income by $62,000 during the three months ended September 30, 2018, compared to an increase of $154,000 during the three months ended September 30, 2019. Excluding the purchase accounting adjustments, the net interest margin was 2.85% for the three months ended September 30, 2019 and 2.95% for the three months ended September 30, 2018.

The average yield on interest-earning assets increased 18 basis points from 3.97% for the three months ended September 30, 2018 to 4.15% for the three months ended September 30, 2019. Excluding the purchase accounting adjustments, the average yield on interest-earning assets increased 12 basis points from 4.00% for the three months ended September 30, 2018 to 4.12% for the three months ended September 30, 2019, respectively. During the three months ended September 30, 2019, the average cost of funds increased 33 basis points from 1.31% for the three months ended September 30, 2018 to 1.64% for the three months ended September 30, 2019. The average cost of core deposits, which include non-interest bearing demand accounts, increased six basis points from 0.26% for the three months ended September 30, 2018 to 0.32% for the three months ended September 30, 2019. The average cost of time deposits increased 55 basis points from 1.63% for the three months ended September 30, 2018 to 2.18% for the three months ended September 30, 2019. The average cost of FHLB borrowings increased 19 basis points during the same period. For the three months ended September 30, 2019, average demand deposits, an interest-free source of funds, increased $39.9 million, or 12.1%, to $368.6 million, or 22.5% of total average deposits, from $328.7 million, or 20.9% of total average deposits for the three months ended September 30, 2018.

During the three months ended September 30, 2019, average interest-earning assets increased $30.7 million, or 1.6%, to $2.0 billion compared to the three months ended September 30, 2018. The increase in average interest-earning assets was due to an increase in average loans of $57.2 million, or 3.4%, partially offset by a decrease in average securities of $24.4 million, or 9.3%.

Provision for Loan Losses

The provision for loan losses increased $925,000, from $350,000 for the three months ended September 30, 2018 to $1.3 million for the three months ended September 30, 2019. The Company recorded net charge-offs of $426,000 for the three months ended September 30, 2019, as compared to net charge-offs of $101,000 for the three months ended September 30, 2018. During the three months ended September 30, 2019, the Company recorded charge-offs of $470,000, primarily due to an existing substandard commercial loan relationship, partially offset by recoveries of $44,000.

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Non-Interest Income

Non-interest income increased $315,000, or 13.7%, to $2.6 million for the three months ended September 30, 2019, from $2.3 million for the three months ended September 30, 2018, primarily due to an increase in service charges and fees of $127,000, or 6.7%, an increase in other non-interest income of $55,000 primarily related to swap fee income, and a gain on the sale of securities of $49,000. During the three months ended September 30, 2019, the Company reported $45,000 in unrealized gains on marketable equity securities, compared to unrealized losses on marketable equity securities of $43,000 for the three months ended September 30, 2018.

Non-Interest Expense

For the three months ended September 30, 2019, non-interest expense increased $168,000, or 1.5%, to $11.7 million, or 2.18% of average assets, from $11.6 million, or 2.18% of average assets, for the three months ended September 30, 2018. The increase in non-interest expense was primarily due to an increase in salaries and benefits of $442,000, or 6.9%, an increase in data processing of $68,000, or 10.6%, an increase in furniture and equipment of $24,000, or 6.0%, an increase in occupancy expense of $23,000, or 2.4%, and an increase in advertising expense of $13,000, or 3.7%. These increases were partially offset by a decrease in professional fees of $221,000, or 28.8%, and a decrease in FDIC insurance expense of $153,000, or 96.8%, due to the small bank credit applied to quarterly assessments by the FDIC in the third quarter of 2019. Small bank credits will automatically be applied each quarter that the reserve ratio is at least 1.38%, up to the full amount of a small bank's credit or assessment, whichever is less. For the three months ended September 30, 2019, the efficiency ratio was 68.9%, compared to 68.3% for the three months ended September 30, 2018.

Income Tax Provision

The Company’s effective tax rate increased from 21.5% for the three months ended September 30, 2018 to 21.8% for the three months ended September 30, 2019.

Net Income for the Nine Months Ended September 30, 2019 Compared to the Nine Months Ended September 30, 2018

For the nine months ended September 30, 2019, the Company reported net income of $9.9 million, or $0.38 diluted earnings per share, compared to $12.6 million, or $0.43 diluted earnings per share, for the nine months ended September 30, 2018. Return on average assets and return on average equity were 0.63% and 5.78% for the nine months ended September 30, 2019, compared to 0.80% and 6.95% for the nine months ended September 30, 2018, respectively. Adjusting net income for gains on BOLI of $715,000, favorable purchase accounting adjustments of $1.1 million and a prepayment penalty of $279,000 all reported during the nine months ended September 30, 2018, and adjusting for the $97,000 of positive purchase accounting adjustments and $67,000 in prepayment penalties reported during the nine months ended September 30, 2019, net income was $9.8 million, or $0.37 diluted earnings per share, for the nine months ended September 30, 2019, compared to net income of $10.9 million, or $0.37 diluted earnings per share, for the nine months ended September 30, 2018.

Net Interest Income and Net Interest Margin

During the nine months ended September 30, 2019, net interest income decreased $2.1 million, or 4.7%, to $43.1 million, compared to $45.2 million for the nine months ended September 30, 2018. The decrease in net interest income was due to an increase in interest expense of $4.4 million, or 32.4%, partially offset by an increase of $2.3 million, or 3.9%, in interest and dividend income. The increase in interest expense was primarily due to the increase in interest expense on deposits of $4.6 million, or 56.6%, primarily time deposits, while interest expense on FHLB borrowings decreased $208,000, or 3.8%. Net interest income for the nine months ended September 30, 2018 included $1.1 million in favorable purchase accounting adjustments primarily due to the full payoff of a purchase credit impaired loan from Chicopee, compared to $97,000 in positive purchase accounting adjustments for the nine months ended September 30, 2019. During the nine months ended September 30, 2018, the Company also reported a prepayment penalty fee of $279,000, compared to $67,000 during the nine months ended September 30, 2019. Excluding these adjustments, interest and dividend income increased $3.2 million, or 5.5%, offset by a $4.2 million, or 30.0%, increase in interest expense.

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The net interest margin for the nine months ended September 30, 2019 was 2.90%, compared to 3.09% during the nine months ended September 30, 2018. The net interest margin, on a tax-equivalent basis, was 2.93% for the nine months ended September 30, 2019, compared to 3.11% for the nine months ended September 30, 2018.

The decrease in net interest margin was largely due to a decrease in purchase accounting adjustments from a positive adjustment of $1.1 million during the nine months ended September 30, 2018, compared to a positive adjustment of $97,000 during the nine months ended September 30, 2019. The result was a decrease of 12 basis points on the net interest margin. Prepayment penalties decreased $212,000, from $279,000 during the nine months ended September 30, 2018 to $67,000 during the nine months ended September 30, 2019, which further decreased the net interest margin by two basis points. After these adjustments, the adjusted net interest margin decreased from 3.00% during the three months ended September 30, 2018 to 2.89% during the nine months ended September 30, 2019.

The average yield on interest-earning assets increased 11 basis points from 4.04% for the nine months ended September 30, 2018 to 4.15% for the nine months ended September 30, 2019. Excluding the purchase accounting adjustments and the prepayment penalties mentioned above, the average yield on interest-earning assets increased 17 basis points from 3.98% for the nine months ended September 30, 2018 to 4.15% for the nine months ended September 30, 2019, respectively. During the nine months ended September 30, 2019, the average cost of funds increased 40 basis points from 1.20% for the nine months ended September 30, 2018 to 1.60% for the nine months ended September 30, 2019. The average cost of core deposits, including non-interest-bearing demand deposits, increased seven basis points from 0.24% for the nine months ended September 30, 2018 to 0.31% for the nine months ended September 30, 2019, while the average cost of time deposits increased 63 basis points from 1.47% for the nine months ended September 30, 2018 to 2.10% during the same period in 2019. The average cost of borrowings increased 36 basis points from 2.57% for the nine months ended September 30, 2018 to 2.93% for the nine months ended September 20, 2019. For the nine months ended September 30, 2019, average demand deposits, an interest-free source of funds, increased $41.5 million, or 13.1%, from $317.3 million, or 20.5% of total average deposits, for the nine months ended September 30, 2018 to $358.8 million, or 22.0% of total average deposits, for the nine months ended September 30, 2019. During the nine months ended September 30, 2019, average interest-earning assets increased $25.6 million, or 1.3%, to $2.0 billion. The increase in average interest-earning assets was due to an increase in average loans of $46.1 million, or 2.8%, partially offset by a decrease in average securities of $23.8 million, or 8.7%.

Provision for Loan Losses

The provision for loan losses of $1.7 million increased $75,000, or 4.7%, for the nine months ended September 30, 2019, compared to $1.6 million for the nine months ended September 30, 2018. The Company recorded net charge-offs of $456,000 for the nine months ended September 30, 2019, as compared to net charge-offs of $196,000 for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, the Company recorded charge-offs of $1.4 million, compared to $653,000 during the same period in 2018. During the nine months ended September 30, 2019, the Company also recorded recoveries of $937,000, primarily due to a partial recovery of $812,000 related to a single commercial real estate loan previously charged-off in 2010.

Non-Interest Income

For the nine months ended September 30, 2019, non-interest income of $7.3 million increased $305,000, or 4.4%, compared to $7.0 million for the nine months ended September 30, 2018. Service charges and fees increased $334,000, or 6.5%, and other income increased $139,000, or 106.1%, primarily due to swap fees on commercial real estate loans. During the nine months ended September 30, 2019, service charges and fees included $110,000 in non-recurring interchange fee income. During the nine months ended September 30, 2019, the Company reported unrealized gains on marketable equity securities of $194,000, compared to unrealized losses of $190,000 during the nine months ended September 30, 2018 as well as a decrease in realized losses on the sale of securities of $238,000, or 95.2%, during the same period. During the nine months ended September 30, 2018, the Company reported a $48,000 gain on the sale of other real estate owned (“OREO”) and a $715,000 net gain on BOLI. Excluding the net gain on BOLI, OREO and the realized and unrealized security losses discussed above, non-interest income increased $446,000, or 6.7%, for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018.

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Non-Interest Expense

For the nine months ended September 30, 2019, non-interest expense increased $1.4 million, or 3.9%, to $35.9 million, or 2.27% of average assets, compared to $34.5 million, or 2.21% of average assets for the nine months ended September 30, 2018. The increase in non-interest expense was primarily due to an increase in salaries and benefits of $1.0 million, or 5.1%, an increase in other non-interest expenses of $216,000, or 4.1%, an increase in occupancy expense of $165,000, or 5.5%, an increase in data processing of $120,000, or 6.1%, an increase in an increase in furniture and equipment of $107,000, or 9.3%, and an increase in advertising expense of $45,000, or 4.3%. These increases were partially offset by a decrease in FDIC insurance expense of $46,000, or 9.9%, and a decrease in professional fees of $249,000, or 11.8%. For the nine months ended September 30, 2019, the efficiency ratio was 71.6%, compared to 66.6% for the nine months ended September 30, 2018. The adjusted efficiency ratio, excluding purchase account adjustments and prepayment penalties, was 71.8% for the nine months ended September 30, 2019, compared to 68.4% for the nine months ended September 30, 2018.

Income Tax Provision

The effective tax rate for the nine months ended September 30, 2019 and September 30, 2018 was 22.4% and 21.7%, respectively.

Balance Sheet

At September 30, 2019, total assets were $2.2 billion, an increase of $54.9 million, or 2.6%, from December 31, 2018. During the same period, total loans increased $54.7 million, or 3.2%, securities available-for-sale and marketable equity securities available-for-sale decreased $22.2 million, or 8.5%, and cash and cash equivalents decreased $18.6 million, or 69.5%.

Loans

Total loans increased $54.7 million, or 3.2%, from December 31, 2018, primarily due to an increase in commercial real estate loans of $52.4 million, or 6.8%, an increase in residential real estate loans of $3.7 million, or 0.6%, and an increase in consumer loans of $467,000, or 9.0%, partially offset by a decrease in commercial and industrial loans of $1.8 million, or 0.7%. In order to reduce interest rate risk, the Company currently services $50.7 million in residential loans sold to the secondary market. The servicing rights will continue to be retained on all loans sold. For the three months ended September 30, 2019, the loan portfolio represents 86.8% of average interest-earning assets and is comprised of 60.7% commercial related credits.

The following table is a summary of our outstanding loan balances as of the periods indicated:

	September 30, 2019	December 31, 2018
	(Dollars in thousands)

Commercial real estate loans	$821,321	$768,881
Commercial and industrial loans	241,732	243,493
Residential real estate loans	678,601	674,879
Consumer loans	5,670	5,203
Total gross loans	1,747,324	1,692,456
Unamortized premiums and net deferred loans fees and costs	4,258	4,401
Total loans	$1,751,582	$1,696,857

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Credit Quality

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk and reduce nonperforming loans. At September 30, 2019, nonperforming loans totaled $11.1 million, or 0.63% of total loans, compared to $13.5 million, or 0.79% of total loans at December 31, 2018. There were no loans 90 or more days past due and still accruing interest at September 30, 2019. Nonperforming assets to total assets was 0.51% and 0.64% at September 30, 2019 and December 31, 2018, respectively. The allowance for loan losses as a percentage of total loans was 0.76% at September 30, 2019, compared to 0.71% at December 31, 2018. At September 30, 2019, the allowance for loan losses as a percentage of nonperforming loans was 120.0%, compared to 89.4% at December 31, 2018. The allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee, which were recorded at fair value with no related allowance for loan losses, was 0.99% at September 30, 2019 and 0.98% at December 31, 2018.

Total delinquent loans past due 30-89 days increased $2.0 million, or 28.1%, to $9.2 million, or 0.52% of total loans, at September 30, 2019, from $7.2 million, or 0.42% of total loans, at December 31, 2018. The increase in the 30-89 days past due category was primarily due to an existing $3.0 million substandard non-accrual commercial loan relationship that was in the process of workout at September 30, 2019 and was subsequently resolved during the month of October 2019.

Deposits

At September 30, 2019, total deposits were $1.7 billion, an increase of $73.5 million, or 4.6%, from December 31, 2018. Core deposits, which the Company defines as all deposits except time deposits, increased $77.4 million, or 8.3%, from $935.9 million, or 58.6% of total deposits, at December 31, 2018, to $1.0 billion, or 60.7% of total deposits, at September 30, 2019. Non-interest-bearing deposits increased $27.1 million, or 7.6%, to $382.5 million, interest-bearing checking accounts increased $18.7 million, or 29.4%, to $82.3 million, savings accounts increased $6.5 million, or 5.4%, to $125.0 million, and money market accounts increased $25.2 million, or 6.3%, to $423.5 million. The increase in these core deposits is a result of management’s continued sales efforts along with customer preferences for competitively priced short-term deposits. Time deposits, which include brokered deposits, represented 39.3% of total deposits, and decreased $3.8 million, or 0.6%, from $660.0 million at December 31, 2018 to $656.2 million at September 30, 2019. Brokered deposits, decreased $2.6 million, or 10.9% to $21.2 million at September 30, 2019, from $23.8 million at December 31, 2018.

FHLB Advances

FHLB advances decreased $26.6 million, or 10.0%, from $267.3 million at December 31, 2018, to $240.7 million at September 30, 2019. The Company utilized the increase in deposit balances during the year to pay down FHLB borrowings and to fund loan growth.

Capital

At September 30, 2019, shareholders’ equity was $232.0 million, or 10.7% of total assets, compared to $237.0 million, or 11.2% of total assets, at December 31, 2018. The decrease in shareholders’ equity reflects $19.1 million for the repurchase of the Company’s shares and the payment of regular cash dividends of $4.0 million, both partially offset by net income of $9.9 million and a decrease in accumulated other comprehensive loss of $6.9 million. Total shares outstanding as of September 30, 2019 were 26,561,742.

The Company’s book value per share increased by $0.38, or 4.6%, to $8.73 at September 30, 2019, from $8.35 at December 31, 2018. The Company’s tangible book value per share increased by $0.36, or 4.6%, to $8.14 at September 30, 2019 from $7.78 at December 31, 2018. As of September 30, 2019, the Company’s and the Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

8

Share Repurchase

On March 1, 2019, the Company announced the completion of its 2017 Repurchase Plan (the “2017 Plan”), under which the Company repurchased a total of 3,047,000 shares. On January 29, 2019, the Board of Directors authorized the 2019 Repurchase Plan (the “2019 Plan”) under which the Company may purchase up to 2,814,200 shares, or 10% of its outstanding common stock. The 2019 Plan commenced upon the completion of the 2017 Plan. During the three months ended September 30, 2019, the Company repurchased 141,726 shares under the 2019 Plan. For the nine months ended September 30, 2019, the Company repurchased 1,938,667 shares under both the 2017 Plan and the 2019 Plan. As of September 30, 2019, there were 1,126,866 shares remaining under the 2019 Plan.

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 22 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

9

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Net Income and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
INTEREST AND DIVIDEND INCOME:
Loans	$19,111	$18,302	$18,058	$18,111	$17,577	$55,471	$52,684
Securities	1,465	1,630	1,690	1,754	1,766	4,785	5,403
Other investments	192	210	236	232	228	638	631
Short-term investments	36	73	76	92	34	185	83
Total interest and dividend income	20,804	20,215	20,060	20,189	19,605	61,079	58,801

INTEREST EXPENSE:
Deposits	4,454	4,367	3,969	3,516	3,094	12,790	8,167
Long-term debt	1,102	1,051	1,139	1,202	1,193	3,292	3,178
Short-term borrowings	720	596	626	651	713	1,942	2,264
Total interest expense	6,276	6,014	5,734	5,369	5,000	18,024	13,609

Net interest and dividend income	14,528	14,201	14,326	14,820	14,605	43,055	45,192

PROVISION FOR LOAN LOSSES	1,275	350	50	300	350	1,675	1,600

Net interest and dividend income after provision for loan losses	13,253	13,851	14,276	14,520	14,255	41,380	43,592

NON-INTEREST INCOME:
Service charges and fees	2,018	1,850	1,633	1,770	1,891	5,501	5,167
Income from bank-owned life insurance	444	478	425	451	448	1,347	1,374
Gain on bank-owned life insurance death benefit	—	—	—	—	—	—	715
Gain (loss) on sales of securities, net	49	(96)	35	(31)	—	(12)	(250)
Gain on sale of OREO	—	—	—	—	—	—	48
Unrealized gain (loss) on equity securities	45	79	70	48	(43)	194	(190)
Other income	55	206	8	—	—	270	131
Total non-interest income	2,611	2,517	2,171	2,238	2,296	7,300	6,995

NON-INTEREST EXPENSE:
Salaries and employees benefits	6,893	6,876	6,780	6,434	6,451	20,549	19,548
Occupancy	975	998	1,171	995	952	3,144	2,979
Furniture and equipment	424	427	405	412	400	1,256	1,149
Data processing	710	702	665	681	642	2,077	1,957
Professional fees	546	607	705	703	767	1,858	2,107
FDIC insurance	5	236	176	140	158	417	463
Advertising expense	364	370	364	342	351	1,098	1,053
Other	1,823	1,924	1,757	1,986	1,851	5,504	5,288
Total non-interest expense	11,740	12,140	12,023	11,693	11,572	35,903	34,544

INCOME BEFORE INCOME TAXES	4,124	4,228	4,424	5,065	4,979	12,777	16,043

INCOME TAX PROVISION	899	971	994	1,223	1,070	2,864	3,476
NET INCOME	$3,225	$3,257	$3,430	$3,842	$3,909	$9,913	$12,567

Basic earnings per share	$0.12	$0.13	$0.13	$0.14	$0.14	$0.38	$0.43
Weighted average shares outstanding	25,854,040	26,047,187	27,037,520	28,252,383	28,789,132	26,308,580	29,100,735
Diluted earnings per share	$0.12	$0.12	$0.13	$0.14	$0.14	$0.38	$0.43
Weighted average diluted shares outstanding	25,969,365	26,160,169	27,153,160	28,395,964	28,937,038	26,423,229	29,242,862

Other Data:
Return on average assets (1)	0.60%	0.62%	0.66%	0.72%	0.74%	0.63%	0.80%
Return on average assets, exclusive of tax benefits (1)(3)	0.60%	0.62%	0.66%	0.72%	0.74%	0.63%	0.79%
Return on average equity (1)	5.53%	5.76%	6.05%	6.43%	6.42%	5.78%	6.95%
Return on average equity, exclusive of tax benefits (1)(3)	5.53%	5.76%	6.01%	6.43%	6.42%	5.78%	6.85%
Efficiency ratio (2)(3)	68.88%	72.54%	73.35%	68.62%	68.30%	71.56%	66.60%
Net interest margin, on a fully tax-equivalent basis	2.91%	2.92%	2.97%	2.99%	2.96%	2.93%	3.11%

___________

(1) Annualized.
(2) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and non-interest income, excluding realized and unrealized gains and losses on securities and OREO and gain on bank-owned life insurance.
(3) Please refer to the “Reconciliation of non-GAAP to GAAP Financial Measures” on page 16 for further details.
10

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Cash and cash equivalents	$45,399	$25,688	$44,482	$26,789	$61,999
Securities available-for-sale, at fair value	231,258	234,999	244,878	253,748	252,984
Marketable equity securities, at fair value	6,726	6,639	6,518	6,408	6,319
Federal Home Loan Bank of Boston and other restricted stock - at cost	13,064	11,756	12,407	14,695	15,480

Loans	1,751,582	1,722,161	1,680,666	1,696,857	1,692,568
Allowance for loan losses	(13,272)	(12,423)	(11,879)	(12,053)	(12,235)
Net loans	1,738,310	1,709,738	1,668,787	1,684,804	1,680,333

Bank-owned life insurance	70,599	70,155	69,677	69,252	68,801
Goodwill	12,487	12,487	12,487	12,487	12,487
Core deposit intangible	3,406	3,500	3,594	3,688	3,781
Other assets	52,435	52,182	52,867	46,951	48,341
TOTAL ASSETS	$2,173,684	$2,127,144	$2,115,697	$2,118,822	$2,150,525

Total deposits	$1,669,515	$1,644,551	$1,629,834	$1,595,993	$1,609,019
Short-term borrowings	35,000	50,000	35,000	59,250	55,000
Long-term debt	205,681	175,683	196,039	208,018	224,306
Other liabilities	31,507	27,194	27,507	18,532	20,915
TOTAL LIABILITIES	1,941,703	1,897,428	1,888,380	1,881,793	1,909,240

TOTAL SHAREHOLDERS' EQUITY	231,981	229,716	227,317	237,029	241,285

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,173,684	$2,127,144	$2,115,697	$2,118,822	$2,150,525

11

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018

Other Data:

Shares outstanding at end of period	26,561,742	26,703,468	26,953,429	28,393,348	29,453,808

Book value per share	$8.73	$8.60	$8.43	$8.35	$8.19
Tangible book value per share	8.14	8.00	7.84	7.78	7.64
30-89 day delinquent loans	9,176	7,165	8,513	7,183	8,153
30-89 day delinquent loans acquired from Chicopee, net of purchase accounting adjustments	3,270	3,160	2,751	2,763	3,328
Total delinquent loans	13,435	14,712	15,103	12,495	10,960
Total delinquent loans as a percentage of total loans	0.77%	0.85%	0.90%	0.74%	0.65%
Nonperforming loans	11,058	14,920	15,312	13,484	12,782
Nonperforming loans acquired from Chicopee, net of purchase accounting adjustments	4,122	3,938	4,032	4,894	5,035
Nonperforming loans as a percentage of total loans	0.63%	0.87%	0.91%	0.79%	0.76%
Nonperforming assets as a percentage of total assets	0.51%	0.70%	0.72%	0.64%	0.59%
Allowance for loan losses as a percentage of nonperforming loans	120.02%	83.26%	77.58%	89.39%	95.72%
Allowance for loan losses as a percentage of total loans	0.76%	0.72%	0.71%	0.71%	0.72%
Allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee recorded at fair value with no corresponding allowance	0.99%	0.96%	0.96%	0.98%	1.01%

12

The following tables set forth the information relating to our average balances and net interest income for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Average Yield/	Average		Average Yield/	Average		Average Yield/
	Balance	Interest(8)	Cost	Balance	Interest(8)	Cost	Balance	Interest(8)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,739,266	$19,244	4.39%	$1,688,553	$18,434	4.38%	$1,682,034	$17,690	4.17%
Securities(2)	238,961	1,470	2.44	249,110	1,635	2.63	263,378	1,772	2.67
Other investments	16,354	192	4.66	15,131	210	5.57	17,747	228	5.10
Short-term investments(3)	8,330	36	1.71	15,134	73	1.93	9,083	34	1.49
Total interest-earning assets	2,002,911	20,942	4.15	1,967,928	20,352	4.15	1,972,242	19,724	3.97
Total non-interest-earning assets	138,543			137,749			134,708
Total assets	$2,141,454			$2,105,677			$2,106,950

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$70,719	105	0.59	$70,619	94	0.53	$86,615	94	0.43
Savings accounts	128,133	36	0.11	126,855	42	0.13	138,112	40	0.11
Money market accounts	402,716	641	0.63	396,555	601	0.61	415,416	489	0.47
Time deposit accounts	666,792	3,672	2.18	679,909	3,630	2.14	600,333	2,471	1.63
Total interest-bearing deposits	1,268,360	4,454	1.39	1,273,938	4,367	1.37	1,240,476	3,094	0.99
Short-term borrowings and long-term debt	249,109	1,822	2.90	218,419	1,647	3.02	279,181	1,906	2.71
Total interest-bearing liabilities	1,517,469	6,276	1.64	1,492,357	6,014	1.62	1,519,657	5,000	1.31
Non-interest-bearing deposits	368,647			363,329			328,735
Other non-interest-bearing liabilities	24,099			23,210			16,917
Total non-interest-bearing liabilities	392,746			386,539			345,652
Total liabilities	1,910,215			1,878,896			1,865,309
Total equity	231,239			226,781			241,641
Total liabilities and equity	$2,141,454			$2,105,677			$2,106,950
Less: Tax-equivalent adjustment(2)		(138)			(137)			(119)
Net interest and dividend income		$14,528			$14,201			$14,605
Net interest rate spread(4)			2.48%			2.50%			2.64%
Net interest rate spread, on a tax-equivalent basis(5)			2.51%			2.53%			2.66%
Net interest margin(6)			2.88%			2.89%			2.94%
Net interest margin, on a tax-equivalent basis(7)			2.91%			2.92%			2.96%
Ratio of average interest-earning
assets to average interest-bearing liabilities			131.99%			131.87%			129.78%

13

The following tables set forth the information relating to our average balances and net interest income for the nine months ended September 30, 2019 and 2018 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Nine Months Ended September 30,
	2019			2018
	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (8)	Cost	Balance	Interest (8)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,704,173	$55,857	4.38%	$1,658,094	$53,047	4.28%
Securities(2)	249,009	4,801	2.58	272,844	5,422	2.66
Other investments	15,811	638	5.40	17,489	631	4.82
Short-term investments(3)	12,834	185	1.93	7,817	83	1.42
Total interest-earning assets	1,981,827	61,481	4.15	1,956,244	59,183	4.04
Total non-interest-earning assets	136,738			134,722
Total assets	$2,118,565			$2,090,966

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$71,416	280	0.52	$92,718	261	0.38
Savings accounts	125,886	111	0.12	141,314	129	0.12
Money market accounts	398,189	1,798	0.60	417,724	1,383	0.44
Time deposit accounts	673,492	10,601	2.10	580,243	6,394	1.47
Total interest-bearing deposits	1,268,983	12,790	1.35	1,231,999	8,167	0.89
Short-term borrowings and long-term debt	238,837	5,234	2.93	283,302	5,442	2.57
Total interest-bearing liabilities	1,507,820	18,024	1.60	1,515,301	13,609	1.20
Non-interest-bearing deposits	358,839			317,296
Other non-interest-bearing liabilities	22,574			16,460
Total non-interest-bearing liabilities	381,413			333,756
Total liabilities	1,889,233			1,849,057
Total equity	229,332			241,909
Total liabilities and equity	$2,118,565			$2,090,966
Less: Tax-equivalent adjustment(2)		(402)			(382)
Net interest and dividend income		$43,055			$45,192
Net interest rate spread(4)			2.52%			2.82%
Net interest rate spread, on a tax-equivalent basis(5)			2.55%			2.84%
Net interest margin(6)			2.90%			3.09%
Net interest margin, on a tax-equivalent basis(7)			2.93%			3.11%
Ratio of average interest-earning
assets to average interest-bearing liabilities			131.44%			129.10%

14

___________

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Loan and securities income are presented on a tax-equivalent basis using a tax rate of 21%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the consolidated statements of net income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest rate spread, on a tax-equivalent basis, represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest and dividend income as a percentage of average interest-earning assets.
(7)	Net interest margin, on a tax-equivalent basis, represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.
(8)	Acquired loans, time deposits and borrowings are recorded at fair value at the time of acquisition. The fair value marks on the loans, time deposits and borrowings acquired accrete and amortize into net interest income over time. For the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, the loan accretion income and interest expense reduction on time deposits and borrowings increased (decreased) net interest income $154,000, $(79,000) and $62,000, respectively, and for the nine months ended September 30, 2019 and 2018, the loan accretion income and interest expense reduction on time deposits and borrowings increased net interest income $97,000 and $1.1 million, respectively. Excluding these items, net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018 was 2.88%, 2.94% and 2.97% and the net interest margin, on a tax-equivalent basis, for the nine months ended September 30, 2019 and 2018 was 2.92% and 3.04%, respectively.

15

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition.  Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies.  A reconciliation of these non-GAAP financial measures is provided below.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2019	2019	2019	2018	2018	2019	2018
	(Dollars in thousands, except per share data)

Net Income:
Net income, as presented	$3,225	$3,257	$3,430	$3,842	$3,909	$9,913	$12,567
Tax benefit impact (1)	—	—	(24)	—	—	(24)	(165)
Core net income, exclusive of tax benefits impact	$3,225	$3,257	$3,406	$3,842	$3,909	$9,889	$12,402

Diluted EPS:
Diluted earnings per share, as presented	$0.12	$0.12	$0.13	$0.14	$0.14	$0.38	$0.43
Tax benefits impact (1)	—	—	—	—	—	—	(0.01)
Core diluted EPS, exclusive of tax benefits impact	$0.12	$0.12	$0.13	$0.14	$0.14	$0.38	$0.42

Return on Average Assets:
Return on average assets, as presented	0.60%	0.62%	0.66%	0.72%	0.74%	0.63%	0.80%
Tax benefit impact (1)	—	—	—	—	—	—	(0.01)
Core return on average assets, exclusive of tax benefits impact	0.60%	0.62%	0.66%	0.72%	0.74%	0.63%	0.79%

Return on Average Equity:
Return on average equity, as presented	5.53%	5.76%	6.05%	6.43%	6.42%	5.78%	6.95%
Tax benefits impact (1)	—	—	(0.04)	—	—	—	(0.10)
Core return on average equity, exclusive of tax benefits impact	5.53%	5.76%	6.01%	6.43%	6.42%	5.78%	6.85%

(1) Impact of stock option exercises and bank-owned life insurance death benefits.

16